UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(781) 761-4646
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On December 30, 2016, T2 Biosystems, Inc., a Delaware corporation (the “Company”), entered into a Term Loan Agreement (the “Loan Agreement”) with CRG Servicing LLC, a Delaware limited liability company (“CRG”), as administrative agent and collateral agent, the lenders from time to time party thereto (the “Lenders”), and the subsidiary guarantors from time to time party thereto. Pursuant to the Term Loan Agreement, on December 30, 2016, the Company made an initial draw of $40.0 million. The Company may borrow up to an additional $10.0 million at any time through and including July 27, 2018, provided that, among other customary conditions, the Company receives 510(k) clearance for the marketing of T2BacteriaTM by the U.S. Food and Drug Administration (“FDA”) on or prior to April 30, 2018 (the “Approval Milestone”).

The Company used approximately $28 million of the initial term loan proceeds (a) to repay approximately $23.2 million of outstanding debt to Solar Capital Ltd. pursuant to that Loan and Security Agreement, dated as of July 11, 2014, by and among the Company, Solar Capital Ltd., as collateral agent and lender, and Comerica Bank, as lender, as amended (the “Prior Agreement”), (b) to repay approximately $4.3 million of outstanding debt to Comerica Bank pursuant to the Prior Agreement, and (c) to repay approximately $479,000 owed to Massachusetts Development Finance Agency (“MDFA”)  pursuant to that certain promissory note, dated May 9, 2011, issued by the Company to MDFA (the “Note”).  Upon the repayment of all amounts owed by the Company under the Prior Agreement and the Note, all commitments under the Prior Agreement and Note were terminated and all security interests granted by the Company to the lenders under the Prior Agreement and the Note were released. The Company intends to retain the remainder of the initial term loan proceeds (after deducting all fees and expenses) of approximately $11.4 million, plus any additional amounts that may be borrowed in the future, for general corporate purposes and working capital.

The Loan Agreement has a six-year term with three years (through December 30, 2019) of interest-only payments, which period shall be extended to four years (through December 30, 2020) if, among other customary conditions, the Company achieves the Approval Milestone, after which quarterly principal and interest payments will be due through the December 30, 2022 maturity date. Interest on the amounts borrowed under the Loan Agreement accrues at an annual fixed rate of (a) prior to the Approval Milestone, 12.50%, 4.0% of which (i.e., a resultant 8.50% rate) may be deferred during the interest-only period by adding such amount to the aggregate principal loan amount (the “4.0% PIK Loan”) and (b) following the Approval Milestone, 11.50%, 3.5% of which (i.e. a resultant 8.00% rate) may be deferred during the interest-only period by adding such amount to the aggregate principal loan amount (the “3.5% PIK Loan,” and together with the 4.0% PIK Loan, the “PIK Loans”). In addition, if the Company achieves certain financial performance metrics, the loan will convert to not amortize and will be interest-only until the December 30, 2022 maturity (the “Maturity Date”), at which time all unpaid principal and accrued unpaid interest will be due and payable. The Company is required to pay CRG a financing fee based on the loan principal amount drawn , excluding PIK Loans. The Company is also required to pay the Lenders a final payment fee of 8% of the Loans outstanding upon repayment of the Loans.

The Company may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time upon prior notice to the Lenders subject to a certain prepayment fee during the first five years of the term and no prepayment fee thereafter.

As security for its obligations under the Loan Agreement the Company entered into a security agreement with CRG (the “Security Agreement”) whereby the Company granted a lien on substantially all of its assets, including intellectual property.

The Loan Agreement requires the Company to maintain cash and cash equivalents of $5.0 million and, each year through 2022, to meet certain 12-month and 24-month revenue thresholds (the “Minimum Required Revenue”). In the event that the Company does not meet the Minimum Required Revenue, then the Company can satisfy the requirement by paying to the Lenders within ninety days of the end of the respective calendar year an amount equal to (x) two multiplied by the (y) Minimum Required Revenue minus the Company’s actual annual revenue, which amount shall prepay the loans.

The Loan Agreement also contains customary affirmative and negative covenants for a credit facility of this size and type, including covenants that limit or restrict the Company’s ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, terminate material agreements, pay dividends or make distributions, license intellectual property rights on an exclusive basis or repurchase stock, in each case subject to customary exceptions.

The Loan Agreement includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, a material adverse change (as defined in the Loan Agreement), cross default to material indebtedness or material agreements, bankruptcy and insolvency, material judgments and a change of control. The occurrence and continuance of an event of default could result in the acceleration of the obligations under the Loan Agreement. Under certain circumstances, a default interest rate of an additional 4.00% per annum will apply at the election of the Lenders on all outstanding obligations during the occurrence and continuance of an event of default under the Loan Agreement.

In connection with the initial borrowing made under the Loan Agreement on December 30, 2016, the Company issued to CRG and certain of its affiliates (together, the “CRG Warrant Parties”) four separate warrants to purchase a total of 528,958 shares of the Company’s common stock (the “CRG Warrants”).  The CRG Warrants are exercisable any time prior to December 30, 2026 at a price of $8.06 per share, with typical provisions for termination upon a change of control or a sale of all or substantially all of the assets of the Company.  The exercise of the CRG Warrants could have a dilutive effect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the CRG Warrants, exceeds the exercise price of the CRG Warrants.

The foregoing summary is qualified in its entirety by reference to the Loan Agreement, Security Agreement and CRG Warrants, copies of which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2016.  The Loan Agreement, Security Agreement and CRG Warrants are not intended to be sources of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Loan Agreement, Security Agreement and CRG Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 1.02.                Termination of a Material Agreement.

The information set forth above in Item 1.01 relating to the Prior Agreement and Note is incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated herein by reference.

Item 3.02                   Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above with respect to the CRG Warrants is incorporated herein by reference.

The Company entered into the CRG Warrants with the CRG Warrant Parties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the CRG Warrant Parties. The CRG Warrants and the shares of the Company’s common stock issuable upon exercise of the CRG Warrants, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01                   Regulation FD Disclosure.

On January 5, 2017, the Company issued a press release regarding the Loan Agreement and certain agreements and transactions related thereto.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2017	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 5, 2017